Exhibit 99.1

Riverbed Appoints Technology Innovator to Board of Directors

Mark S. Lewis to Provide Technology and Corporate Guidance As Riverbed Expands to Adjacent Markets

SAN FRANCISCO – (BUSINESS WIRE) – Riverbed Technology (NASDAQ:RVBD), the IT infrastructure performance company for networks, applications and storage, today announced that Mark S. Lewis has been appointed to the board of directors. Lewis currently serves as president of the Content Management and Archiving Division at EMC Corporation. As a Director on the Riverbed® board, Lewis will provide guidance on the company’s corporate vision and technology innovations.

At EMC, Lewis, 47, is responsible for accelerating the growth and expanding the market presence of EMC’s Content Management and Archiving Division. He also oversees the division’s product operations, new business development, global sales and marketing. Lewis joined EMC as Chief Technology Officer in July 2002 from Hewlett-Packard/Compaq, where he was vice president and general manager of Compaq’s Enterprise Storage Group, the second largest storage organization in the world after EMC. From 1998 to 1999, he led Compaq’s Enterprise Storage Software Business after serving for two years as director of engineering for Multi Vendor Online Storage. Prior to joining Compaq, Lewis spent 13 years in storage-related engineering and product development at Digital Equipment Corporation. He also holds eight U.S. patents in storage technology.

“Given Riverbed’s maturity and momentum, the time was right to enhance our board with additional industry expertise,” said Jerry M. Kennelly, chairman and CEO at Riverbed. “Mark is well-known in the industry for his aptitude and contributions to technology innovation. We value his opinion as we aim to maintain market and technology leadership with our core competencies and expand our business into adjacent markets, including public cloud computing and cloud storage. His expertise will add to the strength and vision that our other board members have provided our organization.”

The addition of Lewis, together with the appointment of Michael Boustridge, expands Riverbed’s Board of Directors to nine. Lewis and Boustridge join Riverbed founders, Jerry M. Kennelly and Dr. Steven McCanne, as well as Stan Meresman, Chris Schaepe of Lightspeed Venture Partners, Jim Swartz of Accel Partners, Michael R. Kourey of Polycom, and Mark A. Floyd of SafeNet, Inc.

“Riverbed is quickly reaching a critical stage as a focus on application, storage and networking goes mainstream inside governments and enterprises,” said Lewis. “All indications are that this company will continue its current growth trajectory and I look forward to bringing a new perspective at the board-level to help manage and leverage every opportunity for continued growth.”

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to the expected demand for Riverbed’s products and services, and statements relating to Riverbed’s ability to meet the needs of distributed organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed with the SEC on October 30, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed Technology is the IT infrastructure performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, Think Fast, the Riverbed logo, Mazu, Profiler and Cascade are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

Contacts

Riverbed Technology

Kristalle Ward, 415-247-8140 (Media)

kristalle.ward@riverbed.com

Renee Lyall, 415-247-6353 (Investor Relations)

Renee.Lyall@riverbed.com

Source: Riverbed Technology